                                                                    EXHIBIT 5.02


                  [LAW OFFICE OF GARY A. AGRON LETTERHEAD]




                                May 20, 1998




The Orlando Predators Entertainment, Inc.
20 North Orange Avenue, Suite 101
Orlando, Florida  32801

RE:      Registration Statement on Form SB-2

Ladies and Gentlemen:

         We are counsel for The Orlando Predators Entertainment, Inc., a Florida corporation (the "Company"), in connection with its proposed public offering under the Securities Act of 1933, as amended, of up to 920,000 Units of its securities, each Unit consisting of one share of no par value preferred stock ("Preferred Stock") and one common stock purchase warrant ("Warrant") through a Registration Statement on Form SB-2 ("Registration Statement") as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

         In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

         (1) Articles of Incorporation of the Company as filed with the Secretary of State of the State of Florida;

         (2) Corporate minutes containing the written deliberations and resolutions of the Board of Directors and shareholders of the Company;

         (3) The Registration Statement and the Preliminary Prospectus contained within the Registration Statement;

         (4)     The other exhibits to the Registration Statement.

         We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

The Orlando Predators Entertainment, Inc.
May 18, 1998
Page two


         Based upon the foregoing and in reliance thereon, it is our opinion that the Units, Preferred Stock, Warrants and Common Stock issuable upon exercise of the Warrants offered under the Registration Statement will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement, be fully and validly authorized, legally issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part thereof.

                                 Very truly yours,



                                 Gary A. Agron

GAA/jp